UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2024

DIRTT ENVIRONMENTAL SOLUTIONS LTD

(Exact name of Registrant as Specified in Its Charter)

Canada	001-39061	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E.
Calgary, Alberta		T2C 1N6
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (403) 723-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Convertible Debenture Repurchase Agreement

On August 2, 2024, DIRTT Environmental Solutions Ltd. (the “Company” or “DIRTT”) entered into a Convertible Debenture Repurchase Agreement (the “Repurchase Agreement”) with 22NW Fund LP (“22NW”) to purchase for cancellation an aggregate of (i) C$18,915,000 principal amount of DIRTT’s outstanding 6.00% convertible debentures due January 31, 2026 (the “January Debentures”) at a purchase price of C$684.58 per C$1,000 principal amount of January Debentures and (ii) C$13,638,000 principal amount of DIRTT’s outstanding 6.25% convertible debentures due December 31, 2026 (the “December Debentures” and together with the January Debentures, the “Debentures”) at a purchase price of C$665.64 per C$1,000 principal amount of December Debentures, for an aggregate purchase price of C$22,104,591.45, inclusive of a cash payment for all accrued and unpaid interest up to, but excluding, the date on which such Debentures are purchased by the Company (the “Debenture Repurchase”). Pursuant to the Repurchase Agreement, the purchase price of each series of Debentures was calculated a 4% discount to the average trading price of the applicable series of Debentures on the Toronto Stock Exchange for the 20 trading days immediately preceding August 2, 2024. 22NW is DIRTT’s largest shareholder and Aron English, a director of the Company, is the Portfolio Manager of 22NW.

The Debenture Repurchase closed on August 2, 2024 and, as a result, C$16,642,000 principal amount of the January Debentures and C$15,587,000 principal amount of the December Debentures remain outstanding, and 22NW no longer holds any Debentures. DIRTT funded the Debenture Repurchase with cash on hand.

The Debenture Repurchase was overseen by a Special Committee of the Board consisting entirely of independent directors, which was established to consider strategic financing alternatives and other matters (the “Special Committee”). The Special Committee undertook a deliberate and full consideration of the Debenture Repurchase with the assistance of its external advisors, including the engagement of KPMG LLP (“KPMG”), who provided an opinion stating that, subject to the assumptions, limitations and qualifications therein, as of the date thereof, the consideration to be paid by DIRTT pursuant to the Repurchase Agreement was fair, from a financial point of view, to DIRTT (the “Fairness Opinion”). KPMG was paid a fixed fee for its services. The Special Committee determined that the Debenture Repurchase was in the best interest of DIRTT and recommended the Board approve the transaction.

The Board considered and evaluated the recommendation of the Special Committee, the Fairness Opinion, discussions with its external advisors, and the funds available to the Company to finance the Debenture Repurchase, among other factors, and determined that the Debenture Repurchase was in the best interest of DIRTT. Mr. English recused himself from all Board meetings, or portions thereof, as applicable, at which the Debenture Repurchase was considered and abstained from voting on the Debenture Repurchase.

Support and Standstill Agreement

Also on August 2, 2024, DIRTT entered into a Support and Standstill Agreement (the “Support Agreement”) with 22NW and WWT Opportunity #1 LLC (“WWT”). The Support Agreement replaces the previously announced support and standstill agreement entered into with 22NW on March 22, 2024.

Pursuant to the Support Agreement, the Company agreed to nominate each of Aron English (or a replacement director to be identified by 22NW) and Shaun Noll (or a replacement director to be identified by WWT) for election as a director at each of the Company’s annual general meetings of shareholders to be held in 2025 and 2026. The Company’s obligation to nominate each of Aron English and Shaun Noll is subject to 22NW and WWT (together with their affiliates), respectively, continuing to beneficially own, or exercising control or direction over, at least the lesser of (i) 20% of the then issued and outstanding common shares (“Common Shares”) and (ii) 38,593,529 Common Shares, in each case, subject to adjustment for stock splits, reclassifications, combinations and similar adjustments.

Further, the Support Agreement provides that at any time prior to the termination of the Support Agreement, WWT may increase the number of Common Shares it beneficially owns, or exercises direction or control over, through market purchases up to and including 38,593,529 (the “Capped Amount”), being the number of Common Shares beneficially held by 22NW on the date of the Support Agreement.

Until the termination of the Support Agreement, each of 22NW and WWT agreed that, among other things, it will:

•
subject to approval by the Board of Directors (the “Board”) and the Rights Agreement (as defined herein) being submitted for approval at a special meeting of shareholders (the “Special Meeting”), (i) vote all of its Common Shares in favor of the approval of the Rights Agreement; and (ii) make such efforts as reasonably requested by the Board to promote the approval of the Rights Agreement by the Company’s shareholders at the Special Meeting;
•
not beneficially own, or exercise control or direction over, Common Shares in excess of the Capped Amount;
•
not beneficially own any Debentures or other debt securities convertible into Common Shares (other than 22NW’s Debentures (that are subject to, and will be repurchased by the Company pursuant to, the Repurchase Agreement));
•
vote all of its Common Shares in favor of recommendations of the Board on director election proposals, subject to certain exceptions;
•
comply with certain customary standstill provisions, including, among other things, to not (i) make, participate in or encourage any solicitation of proxies or consents; (ii) seek to requisition, join in any requisition or call a meeting of shareholders of the Company in respect of the election of directors of Company; (iii) submit or induce any party to submit any shareholder proposal in respect of the Company; (iv) advise, assist, encourage or act jointly or in concert with any party in connection with any of the foregoing; or (v) make any public disclosure of any consideration, intention, plan or arrangement inconsistent with any of the foregoing; and
•
not commence an unsolicited Take-over Bid (as defined in the Rights Agreement), unless (i) any person (other than 22NW or WWT) makes a Permitted Bid (as defined in the Rights Agreement) under the Rights Agreement, (ii) the Board waives the application of the Rights Agreement in respect of any person or (iii) a person (other than 22NW or WWT) commences a take-over bid relating to the Company by filing a take-over bid circular in accordance with Canadian securities laws, or otherwise acquires beneficial ownership of 20% or more of the outstanding Common Shares (other than an underwriter or member of a banking or selling group that becomes the beneficial owner of 20% or more of the Common Shares in connection with a distribution of securities of the Company pursuant to an underwriting agreement with the Company) and, upon the occurrence of an event described in clause (iii) above, either 22NW or WWT may commence a competing take-over bid in accordance with Canadian securities laws.

The Support Agreement also contains certain mutual non-disparagement provisions and customary representations and warranties.

The Support Agreement will terminate upon the earlier of the occurrence of (i) if the Debenture Repurchase is not completed within 30 days from the date of the Support Agreement; (ii) the Board does not approve the Rights Agreement; (iii) the Special Meeting is not held on or before January 31, 2025, unless the Special Meeting is not held prior to such date as a result of any Regulations (as defined in the Support Agreement) or any action or inaction by 22NW or WWT; (iv) any material breach of the Support Agreement by the parties thereto (subject to customary notice and cure provisions), in which case only the non-breaching parties may terminate the Support Agreement (v) the date which is 90 days following the annual general meeting of shareholders to be held in 2026 (the “2026 Meeting”). The termination date cannot be extended 90 days or more past the date of the 2026 Meeting without the consent of the Toronto Stock Exchange.

The foregoing descriptions of the Repurchase Agreement and Support Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed herewith as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Rights Agreement

The information set forth in Item 3.03 of this Current Report is incorporated into this Item 1.01 by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On March 22, 2024 (the “Effective Date”), the Board approved (with one Board member dissenting) and adopted a Rights Agreement by and between the Company and Computershare Trust Company of Canada, as rights agent (the “Original Rights Agreement”). In connection therewith, one right (a “Right”) was issued and attached to each Common Share outstanding and held of record at the close of business on April 1, 2024 (the “Record Time”) as set forth in the Original Rights Agreement and as confirmed in the Rights Agreement (as defined below). Subsequently, on August 2, 2024, the Board approved and adopted an amended and restated Rights Agreement by and between the Company and Computershare Trust Company of Canada, as rights agent (as amended and restated, the “Rights Agreement”), which amended and restated the Original Rights Agreement and provides for an amended and restated Rights Agreement.

The Rights Agreement is consistent with the Rights Agreement that the Company had in place from 2014 to 2020 and the Rights Agreement adopted by the Board on December 7, 2021. The Rights Agreement was adopted to help ensure that all shareholders of the Company are treated fairly and equally in connection with any unsolicited take-over bid or other acquisition of control of the Company (including by way of a “creeping” take-over bid). The Rights Agreement was not adopted in response to any specific proposal to acquire control of the Company, and the Board is not aware of any pending or potential take-over bid for the Company. The Rights Agreement, if approved, amends and restates the Original Rights Agreement to provide that WWT could purchase such number of additional Common Shares to match 22NW’s equity ownership in the Company and such acquisition would be an “Exempt Acquisition” pursuant to the terms of the Rights Agreement (the “WWT Exempt Acquisition”). Otherwise, the Rights Agreement, if approved, would continue to have the effect of freezing the concentration of ownership in the Company by large shareholders who are “Grandfathered Persons” (as defined in the Rights Agreement), including 22NW and WWT, subject to the WWT Exempt Acquisition and certain exceptions as provided in the Rights Agreement.

The Rights. As previously disclosed, the Board authorized the issuance at the Record Time of a Right with respect to each outstanding Common Share. A Right will also be attached to each Common Share issued after the Record Time. The issuance of the Rights will not change the manner in which shareholders trade their Common Shares.

Separation of Rights; Exercisability. Subject to certain exceptions, the Rights become exercisable and trade separately from the Common Shares only upon the “Separation Time,” which occurs upon the earlier of:

•
the close of business on the tenth trading day after the first date (the “stock acquisition date”) of public announcement that a person (the “Acquiring Person”), together with certain related persons (including persons “acting jointly or in concert” as defined in the Rights Agreement), acquires or announces its intention to acquire 20% or more of the voting stock (subject to certain exemptions) without complying with the Permitted Bid provisions of the Rights Agreement;
•
the close of business on the tenth trading day following the date of the commencement of or first public announcement of the current intention of any person (other than the Company or any subsidiary of the Company) to commence a Take-over Bid (as defined in the Rights Agreement) (other than a Permitted Bid (as defined below) or a Competing Permitted Bid (as defined in the Rights Agreement)); or
•
the close of business on the tenth trading day following the date on which a Permitted Bid or Competing Permitted Bid ceases to qualify as such.

Subject to the terms of the Rights Agreement, the Rights issued under the Rights Agreement become exercisable upon the Separation Time. The Rights Agreement will not be triggered solely by the holding of 20% or more of the Company’s Common Shares by a shareholder and its affiliates, associates and joint actors prior to the date of the Rights Agreement, as any such person would be “grandfathered” subject to the terms of the Rights

Agreement; however, subsequent purchases of Common Shares of the Company by a “grandfathered” person after the Effective Date may cause such person to become an Acquiring Person pursuant to the terms of the Rights Agreement. Following a transaction that results in a person becoming an Acquiring Person, the Rights entitle the holder thereof (other than the Acquiring Person and certain related persons) to purchase Common Shares at a significant discount to the market price at that time.

Under the Rights Agreement, a “Permitted Bid” is a take-over bid made in compliance with the Canadian take-over bid regime. Specifically, a Permitted Bid is a take-over bid that is made to all shareholders, that is open for 105 days (or such shorter period as is permitted under the Canadian take-over bid regime) and that contains certain conditions, including that no Common Shares will be taken up and paid for unless more than 50% of the Common Shares that are held by independent shareholders are tendered to the take-over bid.

Effective Date; Expiration Time. While the Rights Agreement is effective as of the Effective Date, it is subject to shareholder ratification within six months of its adoption or such other date as may be agreed to by the Toronto Stock Exchange. The Board intends to recommend the ratification of the Rights Agreement for approval by its shareholders at the Special Meeting, which will be scheduled to be held within six months of the Effective Date, or such other date as may be agreed to by the Toronto Stock Exchange. If ratified by shareholders, the Rights Agreement will have an initial term of three years. If the Rights Agreement is not ratified by the Company’s shareholders at the Special Meeting, the Rights Agreement and all Rights issued thereunder will terminate and cease to be effective at that time.

Flip-in Event. In the event that a person or group becomes an Acquiring Person (a “Flip-in Event”), each holder of a Right (other than any Acquiring Person and certain related parties, whose Rights automatically become null and void) will have the right to receive, upon exercise, Common Shares having a value equal to two times the purchase price of the Right.

Anti-dilution Adjustments. The purchase price payable, and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution including in the event of a stock dividend on, or a subdivision, consolidation, reclassification or issuance of, the Common Shares.

With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price.

Redemption; Exchange. In general, the Board may, with the prior approval of the holders of the Voting Shares (as defined in the Rights Agreement) or of the holders of Rights, elect to redeem the Rights in whole, but not in part, at a price of $0.00001 per Right (subject to adjustment) at any time prior to the occurrence of a Flip-in Event.

No Rights as Shareholder. Until a Right is exercised, its holder will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

Amendment of the Rights Agreement. The Company may from time to time amend or supplement the Rights Agreement without the consent of the holders of the Rights. However, the Company may not supplement, amend, vary, rescind or delete any of the provisions of the Rights Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally) without the prior approval of the holders of Voting Shares if before the Separation Time, and without the prior approval of the holders of Rights if at any time on or after the Separation Time.

The foregoing description of the Rights Agreement and the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 2, 2024, the Company issued a press release announcing the entry into the Repurchase Agreement, the entry into the Support Agreement and the adoption of the Rights Agreement, as well as its plans to commence a normal course issuer bid following the release of the Company’s second quarter financial results. A copy of that press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Important Additional Information

Important Additional Information

DIRTT intends to file a proxy statement and a proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Special Meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MEETING. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge on EDGAR at www.sec.gov.

Participant Information

The Company, its directors and certain of its executive officers (as set forth below) are or may be deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Special Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the sections entitled “Executive Compensation” and “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2024 Annual Meeting of Shareholders, filed on March 28, 2024 (the “2024 Proxy”), commencing on pages 36 and 50, respectively, and available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in the 2024 Proxy on pages 54–55 and available here, and as reflected in the table below. If any filings are made by the Company with the SEC on Forms 3, 4 and 5 with respect to the participants’ holdings of the Company’s securities, the Company will update the table and such filings will be available through EDGAR at www.sec.gov. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC.

Directors (1)
Name	Ownership	Date of Filing	Filing Type	Hyperlink
Scott Robinson (Chair)	273,269	03/28/2024	DEF 14A	HERE
Aron English (2)	65,865,464	03/28/2024	DEF 14A	HERE
Shaun Noll (3)	53,380,753	03/28/2024	DEF 14A	HERE
Shalima Pannikode	—	03/28/2024	DEF 14A	HERE
Scott Ryan	234,375	03/28/2024	DEF 14A	HERE
Douglas Edwards	156,250	03/28/2024	DEF 14A	HERE
Benjamin Urban	1,280,778	07/05/2024	Form 4	HERE
(1)
The business address for each of the “participants” set forth in the table above is c/o DIRTT Environmental Solutions Ltd., 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6.
(2)
As reported on Schedule 13D/A filed with the SEC on January 23, 2024. 22NW, LP, as the investment manager of 22NW, may be deemed to beneficially own the 58,395,297 Common Shares owned by 22NW, inclusive of 8,440,252 Common Shares that are currently issuable upon the conversion of certain of the Company’s Debentures held by 22NW. 22NW GP, Inc., as the general partner of 22NW, may be deemed to beneficially own the 58,395,297 Common Shares owned by 22NW. 22NW Inc. (together with 22NW, 22NW GP, Inc. and 22NW, LP, the “22NW Group”), as the general partner of 22NW, LP, may be deemed to beneficially own the 58,395,297 Common Shares owned by 22NW. Aron English is the record owner of, and has the sole power to vote or direct the vote of, and the sole power to dispose or direct the disposition of, 7,470,167 Common Shares. On March 26, 2024, Mr. English filed with the SEC an amendment to his Form 4, available here, which provided an update to include an additional 22,776 Common Shares directly owned by Mr. English, revising his ownership to 7,492,943 Common Shares. Aron English, as the Portfolio Manager of 22NW, Manager of 22NW GP and President and sole shareholder of 22NW Inc., may be deemed to beneficially own the 58,395,297 Common Shares owned directly by 22NW, which, together with the Common Shares he directly beneficially owns, constitutes an aggregate of 65,865,464 Common Shares. 22NW, LP’s aggregate holdings also includes 2,181 Common Shares held by Alexander Jones and 2,272 Common Shares held by Bryson Hirai-Hadley, each of whom are employees of 22NW Group. The address of 22NW is 590 1st Ave S., Unit C1, Seattle, WA 98104.
(3)
As reported on Schedule 13D/A filed with the SEC on January 18, 2024. WWT is the record owner of, and has the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, 53,301,893 Common Shares Shaun Noll is the record owner of, and has the sole power to vote or direct the vote of, and the sole power to dispose or direct the disposition of, 78,860 Common Shares. In addition, Shaun Noll, as the Managing Member of WWT, beneficially owns, and has the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, the 53,301,893 Common Shares beneficially owned by WWT. Together with the Common Shares that he directly owns, Shaun Noll may be deemed the beneficial owner of an aggregate of 53,380,753 Common Shares. The principal business address of WWT and Mr. Noll is 1440 Plymouth Ave, San Francisco, CA 94112.

For further information, please contact:

DIRTT Investor Relations at ir@dirtt.com

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1	Amended and Restated Shareholder Rights Plan Agreement, dated as of August 2, 2024, by and between DIRTT Environmental Solutions Ltd. and Computershare Trust Company of Canada, as rights agent.
10.1	Convertible Debenture Repurchase Agreement, dated as of August 2, 2024, by and between DIRTT Environmental Solutions Ltd. and 22NW Fund, LP
10.2	Support and Standstill Agreement, dated as of April 2, 2024, by and among DIRTT Environmental Solutions Ltd., 22NW Fund, LP and WWT Opportunity #1 LLC.
99.1*	Press Release issued by DIRTT Environmental Solutions Ltd. on August 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2024

DIRTT Environmental Solutions Ltd.

By: /s/ Fareeha Khan

Fareeha Khan

Chief Financial Officer

(Principal Financial Officer)